Exhibit 31.2

CERTIFICATION

I, Henry P. Herms, certify that:

1.	I have reviewed this Amendment No. 2 to the quarterly report on Form 10-Q of CopyTele, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Henry P. Herms
Henry P. Herms
November 30, 2011	Vice President - Finance and Chief Financial Officer